       As Filed with the Securities and Exchange Commission on November 5, 1996
                                                              File No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                            ______________________
                                 CHEROKEE INC.
            (Exact Name of Registrant as Specified in its Charter)

                Delaware                            95-4182437
      (State or Other Jurisdiction                 (IRS Employer
    of Incorporation or Organization)                 ID No.)



                              6835 Valjean Avenue
                          Van Nuys, California 91406
                                (818) 908-9868
              (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

                                 CAROL GRATZKE
                            CHIEF FINANCIAL OFFICER
                                 CHEROKEE INC.
                              6835 Valjean Avenue
                          Van Nuys, California 91406
                                (818) 908-9868
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                         Copies of Communications to:
                             ROBERT H. GOON, ESQ.
                     JEFFER, MANGELS, BUTLER & MARMARO LLP
                     2121 Avenue of the Stars, Tenth Floor
                         Los Angeles, California 90067
                                (310) 203-8080
                             Fax:  (310) 203-0567

Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

         Title of Securities               Amount to          Proposed Maxi-        Proposed Maximum         Amount of
         to be Registered                     be              mum Offering          Aggregate Offering     Registration
                                        Registered          Price Per Share(1)          Price                   Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.02 par value           536,663 Shs.        $5.75 (2)               $3,085,812.25          $935.10
--------------------------------------------------------------------------------------------------------------------------------

(1)  Solely for purposes of calculating the registration fee payable herewith.

(2)  Calculated pursuant to Rule 457(c) under the Act.

                             _____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

P R O S P E C T U S                                            November 5, 1996


                                 CHEROKEE INC.
                                 Common Stock
                               ($0.02 Par Value)
                             ____________________

     This Prospectus relates to 536,663 shares of the Common Stock, par value $0.02 per share, of Cherokee Inc. (the "Company"), which may be offered from time to time by certain shareholders of the Company (the "Selling Stockholders"). The Company has been advised by the Selling Shareholders that they or their successors may sell all or a portion of the securities offered hereby from time to time in the over-the-counter market, in privately negotiated transactions, or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Act"). See "Plan of Distribution." The Company will receive no part of the proceeds of such sales .

                       ________________________________


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                       ________________________________

                    FOR INFORMATION REGARDING CERTAIN RISKS
             RELATING TO THE COMPANY, SEE "RISK FACTORS" ON PAGE 4

                          __________________________


          All expenses incurred in connection with this offering, which expenses are not expected to exceed $9,000, are being borne by the Company.

     The Common Stock of Cherokee Inc. is traded on the Nasdaq Small Cap Issues Market (NASDAQ Symbol: CHKE ). On October 29, 1996, the last sale price of the Company's Common Stock was $5.75

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended June 1, 1996; and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the securities under this Prospectus shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions or any portion of a Proxy Statement not deemed incorporated herein by reference. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Carol Gratzke, Chief Financial Officer, 6835 Valjean Avenue, Van Nuys, California 91406 (Telephone: (818) 908-9868).


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: The Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Such reports, proxy statements and other information filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Copies of such materials can also be obtained by mail at prescribed rates upon written request addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or through the Commission's web site at http://www. sec. gov.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules, if any, filed therewith or incorporated therein by reference. Statements contained in this Prospectus or incorporated herein by reference as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated herein by reference, each statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission or through the Commission's web site.

                                  THE COMPANY

     The Company's principal business is marketing and licensing of the Company's proprietary brand names and other brands it may acquire in the future to domestic and international licensees for a variety of apparel, footwear, accessories and other products. As of June 1, 1996, the Company had 29 continuing license agreements with wholesalers and retailers. Wholesale licensees manufacture and import various categories of apparel, footwear and accessories, primarily under the Cherokee trademark, and sell the licensed products to retailers. The Company's primary emphasis for the past year has been retail direct licensing, in which the Company grants retailers a license, usually on a nonexclusive basis, to use the Cherokee trademark on certain categories of merchandise, including those products that the Company previously manufactured prior to discontinuing such operations during 1995 and 1996. The retailer is responsible for designing and manufacturing the licensed merchandise. For a more detailed description of the Company's operations, including a description of the development and evolution of the Company's business through two Chapter 11 bankruptcy proceedings occurring prior to the Company's discontinuation of its manufacturing operations, see the Company's Annual Report on Form 10-K for the fiscal year ended June 1, 1996, which is incorporated herein by reference.

     The Company's offices are located at 6835 Valjean Avenue, Van Nuys, California 91406, and its telephone number is (818) 908-9868.

                                 RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS.

     Competition: Cherokee brand footwear, apparel, and accessories -- which are manufactured and sold by wholesalers and retail licensees -- are subject to extensive competition by numerous domestic and foreign companies. Such competitors include Levi Strauss & Co., Liz Claiborne, Guess?, Esprit de Corp., VF Corp., Bernard Chaus, and private labels developed for retailers. Factors which shape the competitive environment include quality of garment construction and design, brand name, style and color selection, price and the manufacturer's ability to respond quickly to the retailer on a national basis. In recognition of the increasing trend towards consolidation of retailers and greater emphasis by retailers on the manufacture of private label merchandise, the Company's business plan principally focuses on creating strategic alliances with major retailers for their sale of Cherokee products through the licensing of the Cherokee trademark directly to retailers. Therefore, the success of the Company is dependent on its licensees' ability to design, manufacture and sell Cherokee brand products and to respond to ever changing consumer demands. Other companies owning established trademarks could also enter into similar arrangements with retailers.

     Dependence on Single Licensee: Currently, 79% of the Company's licensing revenues are generated from a single source, Target Stores ("Target"), a division of Dayton Hudson, pursuant to certain exclusive and non-exclusive licensing agreements (the "Target License Agreements"). Until and unless the Company is able to significantly expand its revenues from other licensing sources it will be dependent on revenues from the Target License Agreements for most of its revenues. Although the Target License Agreements provide for minimum annual royalty payments based upon aggregate sales of no less than $575,000,000 during the term thereof which expires on January 31, 2001, if for whatever reason, Target does not pay the minimum royalties under the Target License Agreements or elects not to renew the Target License Agreements upon their expiration, the Company's business and operations could be adversely affected. There can be no guarantee that the Company could be able to replace the Target royalty payments from other sources.

     Dependence on Key Management: The overall business and marketing strategy and current direction of the Company has been principally conceived and implemented by Robert Margolis, its current Chairman and Chief Executive Officer, Patricia Warren, its current President, and Carol Gratzke, its current Chief Financial Officer. Although the Company believes that it has sufficiently implemented the business plan set in motion by each of these individuals and that it could successfully continue to implement its business plans notwithstanding the departure of any of such individuals, it cannot state with certainty the degree of success, if any it would have if any of them were to leave the Company.

                              ___________________

     The above risk factors should be considered carefully in addition to the other information in this Prospectus and information incorporated herein by reference before purchasing the securities offered hereby. Except for the historical information contained herein or incorporated herein by reference, the discussion in this Prospectus or incorporated by reference into this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus and incorporated by reference herein should be read as being applicable to all related forward-looking statements wherever they appear in or are incorporated herein by reference into this Prospectus. The Company's actual results could differ materially from those discussed here or incorporated herein by reference. Factors that could cause or contribute to such differences include those discussed above, as well as those discussed elsewhere herein or incorporated herein by reference.

                             SELLING STOCKHOLDERS

     The following table shows for the Selling Stockholders, (i) the number of shares and percentage of Common Stock of the Company beneficially owned by them as of November 1, 1996, (ii) the number of shares covered by this Prospectus and
(iii) the percentage of ownership if all shares of Common Stock covered by this Prospectus are sold.


                                Number of Shares                                   Number of Shares                  Percent of
          Selling                 Beneficially              Percent of             Covered by This                  Class After
        Stockholder                Owned(1)                   Class                  Prospectus(2)                    Offering
        -----------             ----------------            ----------             ----------------                 -----------
Avi Dan (3)                         381,667                    4.8%                        366,667                      *

Michael Seyhun (4)                   96,000                    1.2%                         96,000                      *

Douglas Weitman (3)                 232,088                    2.9%                         73,996                     2%


______________________________
*    None or less than 1%.

(1) Includes shares of Common Stock issuable upon exercise of options and warrants exercisable at November 1, 1996 or within sixty days thereof.

(2) Includes shares of Common Stock issuable upon exercise of options and warrants whether or not currently exercisable.

(3)  Current director of the Company.

(4)  Former Chief Operating Officer and Chief Financial Officer of the Company.

The address of each Selling Stockholder is c/o Cherokee Inc, 6835 Valjean Avenue, Van Nuys, California 91406

     Information set forth in the tables regarding the securities owned by each Selling Stockholder is provided to the best knowledge of the Company based on information furnished to the Company by the respective Selling Stockholder and/or available to the Company through its stock transfer records.

                             PLAN OF DISTRIBUTION

     The shares may be sold by the Selling Stockholders or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made in the over-the-counter market, in privately negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices related to the then current market prices or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Stockholder.

     The shares covered by this Prospectus may be sold under Rule 144 under the 1933 Act ("Rule 144") instead of under this Prospectus. None of such shares currently qualify for sale under Rule 144. The Company will not receive any portion of the proceeds of the shares sold by the Selling Stockholders, but will receive funds upon the exercise of the options and warrants, which funds, if any, will be used for working capital. There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock available under such options or warrants currently held by such person.

     The Selling Stockholders have advised the Company that during the time each is engaged in distribution of Common Stock covered by this Prospectus, each will comply with Rules 10b-5 and 10b-6 under the 1934 Act and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii) will furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the 1934 Act. Certain of the Selling Stockholder may be "affiliated purchasers" of the Company as defined in Rule 10b-6 and such persons have been further advised that pursuant to Securities Exchange Act Release 34-23611 (September 11, 1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.


                                 LEGAL OPINION

     The validity of the securities offered hereby will be passed upon for the Company by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.

                                    EXPERTS

     The financial statements of Cherokee Inc. as of June 1, 1996 and June 3, 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year ended June 1, 1996, the three months ended June 3, 1995 and the nine months ended February 25, 1995 appearing in Cherokee Inc.'s Annual Report (Form 10-K) for the year ended June 1, 1996, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cherokee Inc. for the year ended May 28, 1994 appearing in Cherokee Inc.'s Annual Report (Form 10-K) for the year ended June 1, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Cherokee Inc.'s ability to continue as a going concern) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
INCORPORATION OF CERTAIN DOCUMENTS BY
        REFERENCE...................................................... 2

AVAILABLE INFORMATION.................................................. 2

THE COMPANY............................................................ 3

RISK FACTORS........................................................... 4

SELLING STOCKHOLDERS................................................... 5

PLAN OF DISTRIBUTION................................................... 6

LEGAL OPINION.......................................................... 6

EXPERTS................................................................ 6




                                 CHEROKEE INC.





                                 COMMON STOCK



                            _______________________

                                  PROSPECTUS
                            _______________________



                               November 5, 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses, in connection with the offering described in this Registration Statement.


                                                             TOTAL
                                                             -----
        SEC Filing Fee...................................   $  935

        EDGAR and Reproduction*..........................      500

        Accounting Fees and Expenses*....................    2,000

        Legal Fees and Expenses*.........................    5,000

        Miscellaneous*...................................      169
                                                            ------

        Total............................................   $8,604
                                                            ======


     * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the directors will not be personally liable to the Company or to any stockholder for the breach of a fiduciary responsibility, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

     Pursuant to the authority granted under Section 145 of the Delaware General Corporation Law, the Company's Bylaws provide that the Company will indemnify its directors and officers to the full extent permitted under the Delaware law. Pursuant to the Bylaws and Delaware law, the Company will indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in such capacity so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A director and officer is also entitled to indemnification against expenses incurred in any action or suit by or in the right of the Company to procure a judgment in its favor by reason of serving in such capacity if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no such indemnification will be made if the director or officer is judged to be liable to the Company, unless the applicable court of law determines that despite the adjudication of liability the director or officer is fairly and reasonably entitled to indemnification for such expenses.

     The Bylaws authorize the Company to advance funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by such directors or officer to repay such amounts if it is ultimately determined that he or she is not entitle to be indemnified.

     The Company may enter into agreements with certain of the Company's directors and executive officers, indemnifying them to the fullest extent permitted by Delaware law. Stockholders may have more limited recourse against such persons than would apply absent these provisions.

     The Company may obtain insurance policies indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 16.   EXHIBITS

Exhibit
Number
------


   3.1    Certificate of Incorporation (as amended) (1)

   3.2    Bylaws (as amended) (2)

   4      See Exhibits 3.1 and 3.2

   5      Opinion of Jeffer, Mangels, Butler & Marmaro LLP

  23.1    Consent of Coopers & Lybrand L.L.P.

  23.2    Consent of Ernst & Young LLP

  23.3    Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit
          5)

  24      Power of attorney (see page II-4)

____________________

     (1) Incorporated by reference to identically numbered exhibit to Registrant's Form 10 dated April 24, 1995.

     (2) Incorporated by reference to identically numbered exhibit to Registrant's Form 10 dated April 24, 1995.


ITEM 17. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the fifth day of November, 1996.

                                      CHEROKEE INC.


                                      By:  /s/ ROBERT MARGOLIS
                                           ------------------------------------
                                           ROBERT MARGOLIS
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert Margolis his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting along, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                                     TITLE                                               DATE
------------------                      ----------------------------                            -----------------

/S/ ROBERT MARGOLIS                     Director, Chairman and Chief                            November 5, 1996
---------------------------             Executive Officer
Robert Margolis


/S/ CAROL GRATZKE                       Chief Financial Officer                                 November 5, 1996
---------------------------             (Chief Accounting Officer)
Carol Gratzke


/S/ HERSCHEL ELIAS                      Director                                                November 5, 1996
---------------------------
Herschel Elias


/S/ JEFFREY SCHULTZ                     Director                                                November 5, 1996
---------------------------
Jeffrey Schultz

/S/ DOUGLAS WEITMAN                     Director                                                November 5, 1996
---------------------------
Douglas Weitman

/S/ JESS RAVICH                         Director                                                November 5, 1996
---------------------------
Jess Ravich

/S/ KEITH HULL                          Director                                                November 5, 1996
---------------------------
Keith Hull

/S/ AVI DAN                             Director                                                November 5, 1996
---------------------------
Avi Dan


                            INDEX TO EXHIBITS FILED


Exhibit Number                  Description
--------------                  -----------

 5                              Opinion of Jeffer, Mangels, Butler & Marmaro LLP

23.1                            Consent of Coopers & Lybrand L.L.P.

23.2                            Consent of Ernst & Young LLP

23.3                            Consent of Jeffer, Mangels, Butler & Marmaro LLP
                                (included in Exhibit 5)

24                              Power of attorney (see page II-4)